UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 21, 2015

SAUER ENERGY, INC.

(Exact name of registrant as specified in its charter)

Nevada	000-53598	26-3261559
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4670 Calle Carga Unit A, Camarillo, CA	93012
(Address of principal executive offices)	(Zip Code)

(888) 829-8748

Registrant’s telephone number, including area code

NA

 (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

As of December 21, 2015 the Registrant entered into two agreements with Beaufort Capital Partners, LLC, a New York limited liability company (“Beaufort”), an Equity Purchase Agreement (the “EPA”) and a Registration Rights Agreement (the “RRA”).  The two agreements are filed as exhibits to this report and the following summary is qualified in its entirety by reference to such exhibits.

The agreements require the Registrant to file a registration statement for the common stock underlying the EPA. Subject to various limitations set forth in the EPA, Beaufort, after effectiveness of such registration statement, is required to purchase up to $3,000,000 worth of the Registrant’s common stock at a price equal to 72% of the market price as determined under the EPA (prior ten trading days).  The EPA provides for volume limitations on the amount of shares that Beaufort must purchase at any time and provides that the Registrant will be paid for the common stock upon electronic delivery of the shares to Beaufort.  Beaufort is bearing the attorney fees relating to the Registration Statement and is not charging the Registrant any additional fees.

Any funds realized through the EPA will be used by the Registrant as working capital for its operations.

Item 9.01   Financial Statements and Exhibits

Financial Information

None

Exhibits:

10.1

Equity Purchase Agreement, dated as of December 21, 2015, between the Registrant and Beaufort.

10.2

Registration Rights Agreement, dated as of December 21, 2015, between the Registrant and Beaufort.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SAUER ENERGY, INC.
December 23, 2015	By: /s/ Dieter R. Sauer, Jr.
Dieter R. Sauer, Jr. Director and President